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                                  EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE
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
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(In thousands, except per share amounts)                                    Years Ended
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                                                                                1999                 1998              1997
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
Net income (loss)                                                            $     2,682         $     2,339       $   (5,104)
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Earnings (loss) per share (basic)                                            $      0.29         $      0.27       $    (0.76)
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Earnings (loss) per share (diluted)                                          $      0.29         $      0.26       $    (0.76)
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Weighted average number of common stock outstanding                                9,271               8,700            6,733
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Weighted average effect of common shares equivalents                                  43                 209                -
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Weighted average of common and common shares equivalents outstanding               9,314               8,909            6,733
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